UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported in a Form 8-K filed on August 3, 2004, First National Bankshares of Florida, Inc. (“First National”) and Fifth Third Bancorp (“Fifth Third”) entered into an Agreement and Plan of Merger on August 1, 2004, pursuant to which First National would be merged with and into Fifth Third, with Fifth Third as the surviving corporation (the “Merger”). A copy of that Agreement and Plan of Merger was included as an exhibit to that report.

As also previously reported in a Form 8-K/A filed on September 24, 2004, in order to structure the Merger as a merger of First National with and into Fifth Third Financial Corporation, a wholly-owned subsidiary of Fifth Third (“Fifth Third Financial”), Fifth Third, Fifth Third Financial and First National entered into an Amended and Restated Agreement and Plan of Merger dated as of September 22, 2004. A copy of that Amended and Restated Agreement and Plan of Merger was included as an exhibit to that report.

On January 3, 2005, Fifth Third issued a press release announcing that the Merger had been completed effective as of January 1, 2005.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press release dated January 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

January 3, 2005	/s/ R. Mark Graf
R. Mark Graf
Senior Vice President and
Chief Financial Officer